For Immediate Release

ORGENESIS COMPLETES REVERSE STOCK SPLIT

GERMANTOWN, MD – November 16, 2017 – Orgenesis Inc. (OTCQB: ORGS) (“Orgenesis” or the “Company”), a fully-integrated cell therapy and contract development and manufacturing company, today announced a reverse stock split of its shares of common stock at a ratio of 1-for-12. The Company's common stock will begin trading on a post-split basis on Thursday, November 16, 2017. The Company’s trading symbol on November 16, 2017 will change to “ORGSD”. The “D” will be removed 20 business days from that date, and the symbol will revert to the original symbol of “ORGS.” In connection with the reverse stock split, the Company’s CUSIP number will change to 68619K204.

The reverse stock split was implemented by the Company in connection with its application to list the Company's common stock on the NASDAQ Capital Market and was necessary in order to fulfill the initial listing stock price requirements. In order to list on the NASDAQ Capital Market, among other things, the Company's common stock must maintain a minimum per share of $4.00 or higher for a specified number of days as required by NASDAQ. There is no assurance that our application to list our common stock on the NASDAQ Capital Market will be approved.

"The reverse split represents a significant milestone for Orgenesis, as we approach our goal of listing on the NASDAQ Capital Market, " commented Vered Caplan, the Company’s Chief Executive Officer.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by (ii) 12. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split.

Stockholders who are holding their shares in electronic form at their brokerage firms do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting shareholder.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants, and convertible securities are exercisable or convertible by 12 and multiplying the exercise or conversion price thereof by 12, as a result of the reverse stock split.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For additional information regarding the reverse stock split, reference is made to our Current Report on Form 8-K dated November 13, 2017, as filed with the Securities and Exchange Commission on November 16, 2017.

About Orgenesis Inc.

            Orgenesis is a vertically-integrated biopharmaceutical company with expertise and unique experience in cell therapy development and manufacturing. In addition, through its Israeli subsidiary, Orgenesis Ltd., Orgenesis is a pioneer in the development of technology designed to successfully reprogram human liver cells into glucose-responsive, fully functional, Insulin Producing Cells (IPCs). Orgenesis believes that converting the diabetic patient's own tissue into insulin-producing cells has the potential to overcome the significant issues of donor shortage, cost and exposure to chronic immunosuppressive therapy associated with islet cell transplantation. This integrated approach supports Orgenesis's business philosophy of bringing to market significant life-improving medical treatments. For more information, visit www.orgenesis.com.

Notice Regarding Forward-Looking Statements

            This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, the ability of the Company to continue as a going concern, the acceptance by The NASDAQ Capital Market of our application to up-list our common stock, the development of our regeneration technology as therapeutic treatment for diabetes which could, if successful, be a cure for Type 1 Diabetes; our limited financial resources and our ability to raise the working capital needed to fund the commitments of our CDMO business, various joint ventures, development projects and business generally; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new medical procedures; our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2016, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact Information

Tirth Patel
Edison Advisors
+1 (646) 653-7035
tpatel@edisongroup.com

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